Exhibit 4.4
NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.
HEALTH BENEFITS DIRECT CORPORATION
WARRANT

Warrant No. PA-[___]	Date of Original Issuance: March 30, 2007
     Health Benefits Direct Corporation, a Delaware corporation (the “Company"), hereby certifies that, for value received,                                          or its registered assigns (the “Holder"), is entitled to purchase from the Company up to a total of [     ] shares of common stock, $0.001 par value per share (the “Common Stock"), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares") at an exercise price equal to $                     per share [Greater of $2.70 or the closing bid price of the Company’s common stock immediately prior to closing] (as adjusted from time to time as provided in Section 9, the “Exercise Price"), at any time and from time to time from and after the six-month anniversary of the date hereof and through and including March ___, 2010 (the “Expiration Date"), and subject to the following terms and conditions:
     1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein shall have the meanings given to such terms in the Securities Purchase Agreement dated as of March 30, 2007 by and among the Company and the investors thereto (the “Securities Purchase Agreement").
     2. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

     3. Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.
     4. Exercise and Duration of Warrants. This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the six-month anniversary of the date hereof to and including the Expiration Date. At 5:30 p.m., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.
     5. Delivery of Warrant Shares; Disposition of Warrants and Warrant Shares.
          (a) To effect exercises hereunder, the Holder shall not be required to physically surrender this Warrant unless the aggregate Warrant Shares represented by this Warrant is being exercised. Upon delivery of the attached Exercise Notice to the Company (with the attached Warrant Shares Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall as promptly as practicable thereafter issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise. The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Warrant Shares has been declared effective by the Securities and Exchange Commission, use commercially reasonable efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust Corporation. A “Date of Exercise” means the date on which the Holder shall have delivered to the Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.
          (b) The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.
          (c) The Warrants and Warrant Shares (collectively, the “Securities”) may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an affiliate of a Holder or in connection with a pledge as contemplated below, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act of 1933, as amended (the “Securities Act”).
          (d) The Warrants shall contain the legend set forth above and the stock certificates evidencing the Warrant Shares will contain the following legend, until such time as they are not required under the conditions described below:
THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.
          (e) The Company acknowledges and agrees that a Holder may from time to time pledge, and/or grant a security interest in some or all of the Securities in accordance with all applicable federal and state securities laws pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Holder may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer by the pledgee or secured party following default by the Investor or otherwise. No notice shall be required of such pledge. At the appropriate Holder’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

          (f) Certificates evidencing the Warrant Shares shall not contain any legend at such time as a Holder has provided evidence to the Company (including any customary broker’s or selling stockholder’s letters) that: (i) there has been a sale of such Warrant Shares pursuant to an effective registration statement, (ii) there has been a sale of such Warrant Shares pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), or (iii) such Warrant shares are then eligible for sale under Rule 144(k). Following such time as restrictive legends are not required to be placed on certificates representing Warrant Shares pursuant to the preceding sentence, the Company will, promptly following the delivery by a Holder to the Company or the Company’s transfer agent of a certificate representing Warrant Shares containing a restrictive legend and the foregoing evidence, deliver or cause to be delivered to such Holder a certificate representing such Warrant shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section, except as it may reasonably determine are necessary or appropriate to comply or to ensure compliance with those applicable laws that are enacted or modified after the date of initial issuance of this Warrant.
     6. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other similar incidental tax or expense in respect of the issuance of such certificates, all of which such taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.
     7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.
     8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.
     9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.
          (a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.
          (b) Fundamental Transactions. If, at any time while this Warrant is outstanding, (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction"), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration"). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and insuring that the Warrant

(or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.
          (c) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.
          (d) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.
          (e) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent.
          (f) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 10 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.
     10. Payment of Exercise Price. The Holder may pay the Exercise Price in one of the following manners:
          (a) Cash Exercise. The Holder may deliver immediately available funds; or

          (b) Cashless Exercise. The Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:
X = Y [(A-B)/A]
               where:
X = the number of Warrant Shares to be issued to the Holder.
Y = the number of Warrant Shares with respect to which this Warrant is being exercised.
A = the average of the closing prices for the five Trading Days immediately prior to (but not including) the Exercise Date.
B = the Exercise Price.
For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.
     11. No Rights as Stockholder. Until the exercise of this Warrant, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.
     12. Piggyback Registration Rights. If at any time during the period beginning on the date hereof and ending on the earlier to occur of the date that all of the Warrant Shares have been sold and reissued free of a restrictive legend or the date that all of the Warrant Shares may be sold without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act, as determined by the Company, the Company shall determine to register under the Securities Act any of its securities (other than on Form S-8 or Form S-4 or their then equivalents and other than shares to be issued solely (i) in connection with any acquisition of any entity or business (ii) upon the exercise of stock options, or (iii) pursuant to employee benefit plans), it shall send to each holder of Warrant Shares, including each holder who has the right to acquire Warrant Shares, written notice of such determination and, if within ten (10) days after receipt of such notice, such holder shall so request in writing, the Company shall use its commercially reasonable efforts to include in such registration statement all or any part of the Warrant Shares such holder requests to be registered therein; provided that, if, in connection with any offering involving an underwriting of Common Stock to be issued by the Company, the managing underwriter shall prohibit the inclusion of shares of Common Stock by selling holders in such registration statement or shall impose a limitation on the number of shares of such Common Stock which may be included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, and such limitation is imposed pro rata with respect to all securities whose holders have a contractual, incidental (“piggyback”) right to include such securities in the registration statement and as to which inclusion has been requested pursuant to such right and there is first excluded from such registration statement all shares of Common Stock sought to be included therein by (i) any holder thereof not having any such contractual, incidental registration rights, and (ii) any holder thereof having contractual, incidental registration rights subordinate and junior to the rights of the holders of Warrant Shares, the Company shall then be obligated to include in such registration statement only such limited portion (which may be none) of the Warrant Shares with respect to which such holder has requested inclusion hereunder. In addition, the registration rights and related rights provided by this Section 12 shall not be applicable to any registration statement contemplated by the Registration Rights Agreement (as defined in the Securities Purchase Agreement) covering Registrable Securities (as defined in the Registration Rights Agreement).
     13. No Fractional Shares. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Market Price of one Warrant Share on the date of exercise. “Market Price” as of a particular date (the “Valuation Date”) shall mean the following: (a) if the Common Stock are then listed on a U.S. national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock are then quoted on the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”) or such similar quotation system or association (such as Pink Sheets LLC), the closing sale price of one share of Common Stock on the Bulletin Board or such other quotation system or association on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last trading day prior to the Valuation Date; or (c) if the Common Stock are not then listed on a national stock exchange or quoted on the Bulletin Board or such other quotation system or association, the fair market value of one share of Common Stock as of the Valuation Date, as determined in good faith by the Board of Directors of the Company.
     14. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to Health Benefits Direct Corporation, Health Benefits Direct Corporation, 150 N. Radnor-Chester Road, Radnor, PA 19087, Facsimile: (484) 654-2212, Attention: Chief Financial Officer, or such other address as the Company shall so notify the Holder, or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.
     15. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 10 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.
     16. Representations of Holder. By acceptance hereof, the Holder hereby represents and warrants to the Company as follows:
          (a) The Holder represents and warrants that it is acquiring the Warrant and the Warrant Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Warrant Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Warrant Shares the Holder is acquiring is being acquired for its account only. The Holder is an “accredited investor” as defined in Rule 501(a) under the Securities Act.
          (b) The Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.
          (c) The Holder recognizes that the Warrant and the Warrant Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Warrant Shares of the Company (except as provided for herein), or to comply with any exemption from such registration.
          (d) The Holder is aware that neither the Warrant nor the Warrant Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied.
     17. Miscellaneous.
          (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.
          (b) All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated (“Proceedings”) (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced non-exclusively in the state and federal courts sitting in the City of Wilmington, State of Delaware (the “Delaware Courts”). Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any Delaware Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.
          (c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.
          (d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

HEALTH BENEFITS DIRECT CORPORATION
By:
Name:
Title:

HEALTH BENEFITS DIRECT CORPORATION
WARRANT ORIGINALLY ISSUED [                                        ]
WARRANT NO. [   ]
EXERCISE NOTICE
TO HEALTH BENEFITS DIRECT CORPORATION:
     The undersigned hereby irrevocably elects to purchase                                          shares of Common Stock pursuant to the above captioned Warrant, and, if such Holder is not utilizing the cashless exercise provisions set forth in the Warrant, encloses herewith $                     in cash, certified or official bank check or checks or other immediately available funds, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Exercise Notice relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.
     By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”); and (v) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities, by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.
     The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of
PLEASE INSERT SOCIAL SECURITY OR
TAX IDENTIFICATION NUMBER
(Please print name and address)

Warrant Shares Exercise Log

Number of
	Number of Warrant		Warrant Shares
	Shares Available to be	Number of Warrant Shares	Remaining to
Date	Exercised	Exercised	be Exercised

HEALTH BENEFITS DIRECT CORPORATION
WARRANT ORIGINALLY ISSUED [___________]
WARRANT NO. [   ]
FORM OF ASSIGNMENT
[To be completed and signed only upon transfer of Warrant]
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                          the right represented by the above-captioned Warrant to purchase                      shares of Common Stock to which such Warrant relates and appoints                                         attorney to transfer said right on the books of the Company with full power of substitution in the premises.
Dated:                     ,

(Signature must conform in all respects to name of
holder as specified on the face of the Warrant)

Address of Transferee

In the presence of: